Exhibit 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                            Royal Coronado Co. Ltd.
                              a Nevada corporation


                                      and


     L & L Investments Holdings Inc., a British Virgin Islands corporation effective as of August 18, 2001

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION, is made and entered into this 15th day of August 2001, by and between Royal Coronado Co. Ltd., a Nevada corporation ("Royal") and L & L Investments Holdings Inc., a British Virgin Islands corporation ("LLI"), and certain shareholders of LLI , and specifically incorporated herein by reference (LLI and LLI Shareholders shall be hereinafter jointly referred to as "LLI Parties").

                                    Premises

     A. This Agreement provides for the reorganization of LLI with and into Royal, with LLI becoming a wholly-owned subsidiary of Royal, and in connection therewith, the exchange of the outstanding common stock of LLI into shares of common voting stock of Royal, all for the purpose of effecting a tax-free reorganization pursuant to sections 354 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended ("IRC"). On the terms and conditions set forth herein, the parties hereby adopt the Plan of Reorganization embodied in this Agreement.

     B. The boards of directors of LLI and Royal have determined, subject to the terms and conditions set forth in this Agreement, that the exchange contemplated hereby, as a result of which LLI would become a wholly owned subsidiary of Royal is desirable and in the best interests of their stockholders. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed exchange.

Agreement

     NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

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                                   ARTICLE I

                  REPRESENTATIONS, COVENANTS AND WARRANTIES OF
                            LLI AND LLI SHAREHOLDERS

     LLI and each of LLI Shareholders, individually and neither jointly nor severally, represents and warrants to Royal, except as disclosed in this Agreement or in the case of any representation qualified by its terms to a particular Schedule, as hereinafter defined, of LLI attached hereto, that the statements made in this Article I will be correct and complete at the Effective Date, as hereinafter defined, provided, however, if there is no Effective Date, then no party shall be liable for any inaccuracy.

     Section 1.1 Shareholders. Each of the LLI Shareholders is the owner of all of the issued and outstanding shares of the capital stock of LLI attributed to such Shareholder; each LLI Shareholder has full legal title to all LLI Shares as being owned by such LLI Shareholder free from any and all claims, liens or other encumbrances. LLI Shareholders have unqualified right to sell, transfer, and dispose of their respective LLI Shares subject to the laws of bankruptcy, insolvency and general creditors= rights. Each LLI Shareholder represents and warrants that, in regards to such LLI Shareholder's shares of LLI, such LLI Shareholder has full right and authority to execute this Agreement and to transfer his shares of LLI to Royal.

     Section 1.2 Organization. LLI is a corporation duly organized, validly existing, and in good standing under the laws of British Virgin Islands and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the LLI Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of LLI as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of LLI's articles of association or by-laws. LLI has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

     Section 1.3 Capitalization. The authorized capitalization of LLI consists of 10 million Common Shares, $0.01 par value per share (the "LLI Common Shares"). As of the date of this Agreement, 5,000,000 of the authorized common shares are issued and outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. LLI has no other securities, warrants or options authorized or issued.

     Section 1.4 Subsidiaries and Predecessor Corporations. LLI has two wholly-owned subsidiaries which are described in LLI audited financial statements. For purposes herein, all references to LLI shall include LLI and all of its subsidiaries.

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

Section 1.5  Financial Information.

          (a) Attached hereto as Schedule 1.5 are audited financial statements of LLI for the fiscal years ended April 30, 2000 and 2001 (the "LLI Financial Statements").

          (b) LLI has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

          (c) LLI has filed all state, federal and local income tax returns required to be filed by it from inception to the date hereof, if any;

          (d) The books and records, financial and others, of LLI are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

          (e) except as and to the extent disclosed herein and the LLI Schedules, LLI has no material contingent liabilities, direct or indirect, matured or unmatured.

     Section 1.6 Information. The information concerning LLI set forth in this Agreement and in the LLI Schedules to the best of LLI=s knowledge, is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 1.7 Options and Warrants. There are no existing options, warrants, calls or commitments of any character to which LLI is a party and by which it is bound.

     Section 1.8 Absence of Certain Changes or Events. Except as set forth in this Agreement, the LLI Schedules, or as otherwise disclosed to Royal, since April 30, 2001:

          (a) there has not been: (i) any material adverse change in the business, operations, properties, assets or condition of LLI; or (ii) any damage, destruction or loss to LLI (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of LLI;


          (b) LLI has not: (i) amended its articles of  incorporation or bylaws;
     (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed or agreed to purchase or redeem any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of LLI;
     (iv) made any material change in its method of management, operation or accounting other than in its ordinary course of business; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors or employees.

          (d) to the best knowledge of LLI, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of LLI.

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

     Section 1.9 Title and Related Matters. Except as provided herein or in the LLI Schedules, LLI has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal including technical information, copyrights, trademarks, service marks and tradenames (collectively, the "Assets") which are reflected in the LLI Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the LLI Schedules. Except as set forth in the LLI Schedules, LLI owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with LLI's business. Except as set forth in the LLI Schedules, no third party has any right to, and LLI has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of LLI or any material portion of its properties, assets or rights.


     Section 1.10 Litigation and Proceedings. To the best of LLI's knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against LLI or affecting LLI or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of LLI. LLI does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

     Section 1.11 Contracts.

          (a) Except as included or described in the LLI Schedules, there are no material contracts, agreements, franchises, license agreements or other commitments to which LLI is a party or by which it or any of its assets, products, technology or properties are bound;

          (b) Except as included or described in the LLI Schedules or reflected in the most recent LLI balance sheet, LLI is not a party to any oral or written: (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which LLI is a primary obligor, for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $10,000 in the aggregate; (v) consulting or other similar contracts with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreements; (vii) agreement with any present or former officer or director of LLI; or (viii) contract, agreement or other commitment involving payments by it of more than $10,000 in the aggregate; and

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

          (c) To LLI's knowledge, all contracts, agreements, franchises, license agreements and other commitments to which LLI is a party or by which its properties are bound and which are material to the operations of LLI taken as a whole, are valid and enforceable by LLI in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

     Section 1.12 Material Contract Defaults. Except as set forth in the LLI Schedules, to the best of LLI's knowledge and belief, LLI is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of LLI, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which LLI has not taken adequate steps to prevent such a default from occurring.

     Section  1.13 No Conflict  With Other  Instruments.  The  execution of this
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which LLI is a party or to which any of its properties or operations are subject.

     Section 1.14 Governmental Authorizations. To the best of LLI's knowledge and except as provided herein or in the LLI Schedules, LLI has all licenses, franchises, permits or other governmental authorizations legally required to enable LLI to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by LLI of this Agreement and the consummation by LLI of the transactions contemplated hereby.

     Section 1.15 Compliance With Laws and Regulations. To the best of LLI's knowledge, except as disclosed in the LLI Schedules, LLI has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of LLI or would not result in LLI's incurring any material liability.

     Section 1.16 Insurance. Unless otherwise disclosed, LLI has no insurable properties and no insurance policies will be in effect at the Closing Date, as hereinafter defined.

     Section 1.17 Approval of Agreement. The board of directors of LLI has authorized the execution and delivery of this Agreement by LLI, has approved the transactions contemplated hereby and approved the submission of this Agreement and the transactions contemplated hereby to the stockholders of LLI for their majority approval, which approval has been provided.

     Section 1.18 Material Transactions or Affiliations. Except as disclosed herein and in the LLI Schedules, there exists no material contract, agreement or arrangement between LLI and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by LLI to own beneficially, ten percent (10%) or more of the issued and outstanding LLI Common Shares and which is to be performed in whole or in part after the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services or in kind, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to LLI than terms available from otherwise unrelated parties in arms length transactions. There are no commitments by LLI, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

     Section 1.19 Labor Relations. LLI has never had a work stoppage resulting from labor problems. To the best knowledge of LLI, no union or other collective bargaining organization is organizing or attempting to organize any employee of LLI.

     Section 1.20 Previous Sales and Issuance of Securities. Since inception, LLI has issued LLI Common Shares in reliance upon applicable exemptions from the registration requirements under the laws of the jurisdiction of British Virgin Islands to the shareholders. The shares of LLI Common Stock issued to the LLI Shareholders are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person.

     Section 1.21 Reorganization Related Representations.

          (a) following the Effective Date, LLI will continue its historic business or use a significant portion of its historic business assets in its business;

          (b)  LLI  is  not  an   investment   company  as  defined  in  section
     368(a)(2)(f)(iii) and (iv) of IRC;

          (c) LLI is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the IRC.

     Section 1.22 LLI Schedules. Upon execution hereof, LLI will deliver to Royal the following schedules, which are collectively referred to as the "LLI Schedules" and which consist of separate schedules dated as of the date of this Agreement and instruments and data as of such date, all certified by the chief executive officer of LLI as complete, true and correct in all material respects:

          (a) copies of the articles of incorporation, bylaws and all minutes of shareholders' and directors' meetings of LLI;

          (b) the financial information of LLI referenced hereinabove in Section 1.4;

          (c) a list indicating the name and address of the stockholders of LLI, together with the number of shares owned by them;

          (d) the LLI Business Plan which includes, among other matters, information concerning all of LLI's material licenses, permits and other governmental authorizations, requests or applications therefor, pursuant to which LLI carries on or proposes to carry on its business (except those which in the aggregate, are immaterial to the present or proposed business of LLI), as well as a description of any material adverse change in the business operations, property, inventory, assets or condition of LLI since the most recent LLI balance sheet required to be provided pursuant to
     Section 1.7; and

     LLI shall cause the LLI Schedules and the instruments and data delivered to Royal hereunder to be updated after the date hereof up to and including the Closing Date, as hereinafter defined.

     Section  1.23  Taxes.   LLI  has  complied  with   applicable   tax  filing
requirements, if any.

     Section 1.24 Additional Information Available. LLI will make available to Royal the opportunity to ask questions and receive answers concerning acquisition of LLI shares in this transaction, and to obtain any additional information related thereto which LLI possesses or can acquire without unreasonable effort or expense.

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     Section  1.25  Limitation  on  Liability.  Notwithstanding  anything to the contrary contained in this Agreement, LLI shall not have any liability for any misrepresentation or breach of any representation or warranty contained in this
Article I, if Royal has actual knowledge (rather than Knowledge) of such misrepresentation or breach.



                                   ARTICLE II

                    REPRESENTATIONS, COVENANTS AND WARRANTIES
                                    OF ROYAL

     As an inducement to, and to obtain the reliance of LLI, Royal represents and warrants as follows:

     Section 2.1 Organization. Royal is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Royal Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, amended articles of incorporation (collectively, hereinafter referred to as the "articles of incorporation"), bylaws of Royal as in effect on the date hereof and a certificate of Good Standing. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Royal's articles of incorporation or bylaws. Royal has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement. Royal has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to consummate the transactions herein contemplate.

     Section 2.2 Capitalization. The authorized capitalization of Royal consists of 6,500,000 shares of Common Stock, par value $0.001 per share of which 1,000,000 shares are issued and outstanding, prior to the cancellation of certain shares and forward stock split referred to in Section 6.6 herein, and 500,000 authorized of preferred stock, no par value per share, of which none are issued. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. Royal has no other securities, warrants or options authorized or issued.

     Section 2.3 Subsidiaries. At the Closing, other than as disclosed herein, Royal shall own no securities or have any interest in any corporation, partnership, or other form of business organization, including its current subsidiaries.

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

     Section 2.4 Financial Statements.

          (a) Attached hereto as Schedule 2.4 are unaudited financial statements of Royal as of June 30, 2001 ("Royal Management Reports"), audited financial statements of Royal for the fiscal years ended February 28, 2000 and February 29, 2001 ("Audited Financial Statements") together with the related footnotes. The Royal Management Reports and Audited Financial Statements are hereafter referred to as the "Royal Financial Statements". The Royal Financial Statements are correct and complete in all respects and fairly present, in accordance with generally accepted accounting principles ("GAAP"), consistently applied, the consolidated financial position of Royal as of such dates and the results of operations and changes in financial position for such periods all in accordance with GAAP, subject, in case of the Management Reports, to normal recurring year end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of the notes (that if presented would not differ materially from those included in the Royal Audited Financial Statements). The Royal Financial Statements comply with the requirements of Regulation S-X of the Securities and Exchange Commission and the provisions of the Securities Act of 1933 (the "1933 Act") and will be suitable for inclusion in any subsequent filing with any state or federal regulatory agency under the Securities Exchange Act of 1934 (the "1934 Act")

          (b) The books and records, financial and others, of Royal are in all material respects complete and correct and have been maintained in accordance with good business accounting practices;

          (c) Royal has no liabilities with respect to the payment of any federal, state, county, local or other taxes, current or accrued (including any deficiencies, interest or penalties).

     Section 2.5 Information. The information concerning Royal as set forth in this Agreement and in the Royal Schedules, to the best of Royal's knowledge, is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 2.6 Absence of Certain Changes or Events. Except as described herein or in the Royal Schedules, since June 30, 2001:

          (a) Royal has not: (i) amended its articles of incorporation or bylaws; (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Royal; (iii) made any material change in its method of management, operation or accounting; or
     (iv) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

          (b) Except as disclosed to LLI or as included in the Royal Schedules, Royal has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been canceled as of the Closing Date; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; and

          (c) to the best knowledge of Royal, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of Royal.

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     Section 2.7 Title and Related  Matters.  As of the Closing Date, Royal will own no real, personal or intangible property, other than as disclosed herein.

     Section 2.8 Litigation and Proceedings. There are no actions, suits or proceedings pending or, to the best of Royal's knowledge and belief, threatened by or against or affecting Royal, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of Royal. Royal does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

     Section 2.9 Contracts. On the Closing Date and other than as disclosed herein in Schedule 2.9 or otherwise:

          (a) There are no material contracts, agreements, franchises, license agreements, or other commitments to which Royal is a party or by which it or any of its properties are bound;

          (b) Royal is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as Royal can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of Royal; and

          (c) Royal is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of Royal; or (viii) contract, agreement, or other commitment involving payments by it of more than $10,000 in the aggregate.

     Section  2.10 No Conflict  With Other  Instruments.  The  execution of this
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Royal is a party or to which any of its properties or operations are subject.

     Section 2.11 Material Contract Defaults. To the best of Royal's knowledge and belief, Royal is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Royal, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Royal has not taken adequate steps to prevent such a default from occurring.

     Section 2.12 Governmental Authorizations. To the best of Royal's knowledge, Royal has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Royal of the transactions contemplated hereby.

     Section 2.13 Compliance With Laws and Regulations. To the best of Royal's knowledge and belief, Royal has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Royal or would not result in Royal's incurring any material liability.

     Section 2.14 Insurance. Royal has no insurable properties and no insurance policies will be in effect at the Closing Date, as hereinafter defined.

     Section 2.15 Approval of Agreement. The board of directors of Royal has authorized the execution and delivery of this Agreement by Royal and has approved the transactions contemplated hereby. The approval of this Agreement by Royal's shareholders is not required.

     Section 2.16 Material Transactions or Affiliations. Except as stated herein or in the Royal Schedules, as of the Closing Date there will exist no material contract, agreement or arrangement between Royal and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Royal to own beneficially, ten percent (10%) or more of the issued and outstanding common stock of Royal and which is to be performed in whole or in part after the date hereof. Royal has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

     Section 2.17 Labor Relations. Royal has never had a work stoppage resulting from labor problems. Royal has no employees other than its officers and directors.

     Section 2.18 Taxes. (a) Royal has timely filed (within the applicable extension periods) with the appropriate governmental agencies all governmental tax returns, information returns, tax reports and declarations which are monetary liabilities. All governmental tax returns, information returns, tax reports and declarations filed by Royal for years for which the statute of limitations has not run (the "Tax Returns") are correct in all material respects. Royal has timely paid (or has collected and paid over in the case of sales, use or similar taxes) all taxes, additions to tax, penalties, interest, assessments, deposits, and other governmental charges imposed by law upon it or any of its properties, tangible or intangible assets, income, receipts, payrolls, transactions, capital, net worth and franchises, or upon the sale, use or delivery of any item sold by the Company, other than as may be disclosed in the Schedule of Taxes. Except as set forth in the Schedule of Taxes, no tax returns have been examined by the Internal Revenue Service or any other governmental authority. Except as may be disclosed in the Schedule of Taxes or in any document delivered to Royal therewith, Royal (i) is not currently being audited with respect to any tax, assessment or other governmental charge; (ii) has not received formal or informal notice from any governmental agency that an audit or investigation with respect to any tax, assessment or other governmental charge is to be initiated; (iii) is not formally or informally discussing material pending ruling requests or other material tax or assessment issues with the Internal Revenue Service or any other governmental taxing authority in connection with any matter concerning any member of Royal's group; or (iv) has not been formally or informally notified of any potential tax or assessment issue which the Internal Revenue Service or any other governmental taxing authority intends to raise in connection with any matter concerning any member of Royal's group. Except (i) as may be disclosed in the Schedule of Taxes, or
(ii) in connection with any pending audit or investigation, Royal has not granted or proposed any waiver of any statute of limitations with respect to, or any extension of a period for the assessment or collection of, or any offer in compromise of any governmental tax. The accruals and reserves for taxes reflected in the financial statements are adequate to cover substantially all taxes (including additions to tax, interest, penalties, and other charges or assessments, if any) which become due and payable or accruable by reason of the business conducted by Royal through the Closing Date herein. Royal is not now or has it ever been a corporation which meets the tests of Section 542(b)(2) of the Internal Revenue Code. Royal has not participated in, or is required to participate in, for any period prior to the date of this Agreement the filing of any consolidated tax return other than (i) as set forth in the Schedule of Taxes, or (ii) as a member of an affiliated group of which Royal is the common parent.

     Section 2.19 Reporting Act Documents. Except as set forth in Royal's Schedules, Royal has, in all reporting act documents, complied in all material respects with the reporting requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. The information contained in each reporting act document of Royal, to the best of Royal's knowledge, is true and correct in all material respects as of the date thereof, and no reporting act document contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of the date thereof. To the best knowledge of current management of Royal, there is no negative matters, such as pending investigation or formal inquiry, which are outstanding concerning Exchange Act reports filed by Royal prior to the Closing hereof or with the NASD.

     Section 2.20 Royal Schedules. Upon execution hereof, Royal shall deliver to LLI the following schedules, which are collectively referred to as the "Royal Schedules" which are dated the date of this Agreement, all certified by an officer of Royal to be complete, true and accurate:

          (a) complete and correct copies of the articles of incorporation, bylaws and Certificate of Good Standing of Royal as in effect as of the date of this Agreement;

          (b) copies of all financial statements of Royal identified in Section 2.4(a);

          (c) the description of any material adverse change in the business, operations, property, assets, or condition of Royal since June 30, 2001 required to be provided pursuant to Section 2.6; and

          (d) any other information, together with any required copies of documents, required to be disclosed in the Royal Schedules under this Agreement.

     Royal shall cause the Royal Schedules and the instruments to be delivered to LLI hereunder to be updated after the date hereof up to and including the Closing Date.

     Section 2.21 Additional Information Available. Royal will make available to each LLI Shareholder the opportunity to ask questions and receive answers concerning the acquisition of Royal Common Stock in the transaction, and to obtain any additional information which Royal possesses or can acquire without unreasonable effort or expense.

     Section 2.22 Limitation on Liability. Notwithstanding anything to the contrary contained in this Agreement, Royal shall not have any liability for any misrepresentation or breach of any representation or warranty contained in this
Article II, if LLI or any of the LLI Shareholders has actual knowledge (rather than Knowledge) of such misrepresentation or breach.




                                   ARTICLE III

                               EXCHANGE PROCEDURE

     Section 3.1 Delivery of LLI Securities. On the Closing Date, the holders of the LLI Common Shares shall deliver to Royal (i) certificates or other documents evidencing all of the issued and outstanding LLI Common Shares, duly endorsed in blank or with executed stock power attached thereto in transferrable form and
(ii) investment letters, the form of which is attached hereto as Exhibit "A".

     Section 3.2 Issuance of Royal Common Shares. (a) In exchange for all of the LLI Common Shares tendered pursuant to Section 3.1, Royal shall instruct its Transfer Agent to issue an aggregate of 5 million "restricted" Royal Common Shares to the LLI shareholders on a pro rata basis and shall cause such shares to be delivered to LLI. Each share of LLI shall be exchanged for one (1) share of Royal (based on the total issuance of 5,000,000 Royal Common Shares). Following the share exchange, the total number of shares of common stock outstanding in Royal will be 5,980,000 shares.

          (b) No fractional Royal Common Shares shall be issued pursuant to this
     Section 3.2. In lieu of such fractional shares, all shares to be issued shall be rounded up or down to the nearest whole share.

          (c) The total of 5,000,000 shares to be issued to the LLI shareholders by Royal (the "LLI Shares") are not being registered under the Securities Act of 1933, as amended (the "Securities Act") and are to be issued as "restricted securities", as that term is defined in Rule 144 promulgated under the Act, and that the certificates representing the LLI Shares will bear a legend to that effect, substantially in the form set forth in
     Schedule 3.2, as follows:

               THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED,
          HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

     Section 3.3 Undertakings.

          (a) Upon execution hereof or as soon thereafter as practical, management of Royal and LLI shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced hereinbelow.


          (b) LLI hereby undertakes and provides assurances to Royal that it will file a current report on Form 8-K within 15 days of the Closing in compliance with the Exchange Act, with the audited financial statements of LLI and the pro forma statements required by the Exchange Act and by Regulation S-B by amendment of the Form 8-K within the time parameters established by the Exchange Act, and will otherwise comply with the reporting requirements of the Exchange Act.

          Section 3.4 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be as of the date in which all of the shareholders of LLI have approved the terms of this Agreement ("Closing Date"), all conditions to Closing referenced in this Agreement have been satisfied or waived by LLI and all documentation referenced herein is delivered to the respective party herein, unless a different date is mutually agreed to in writing by the parties hereto.

          Section 3.5 Termination.

          (a) This Agreement may be terminated by the board of directors of either Royal or LLI at any time prior to the Closing Date if:

               (i) there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

               (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions; or

               (iii) the conditions described in Section 6.6 below have not been satisfied in full; or

          In the event of  termination  pursuant to this  paragraph  (a) of this
     Section 3.5, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated;

          (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Royal if LLI shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of LLI contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days' written notice thereof is given to LLI. If this Agreement is terminated pursuant to this paragraph (b) of this Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder; and

          (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of LLI if Royal shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Royal contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to Royal. If this Agreement is terminated pursuant to this paragraph (c) of Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

          (d) This Agreement may be rescinded by the mutual agreement of the parties hereto in the event the parties deem such action to be in the best interest of their respective companies.


     Section 3.6 Directors of Royal. Upon the Closing, the present members of Royal's Board of Directors shall remain on the Board of Directors. Any vacancies on the Board may be filled by the Board of Directors. Each director shall hold office until his successor shall have been duly elected and shall have qualified or until his or her earlier death, resignation or removal.

     Section 3.7 Officers of Royal. Upon the Closing, the present officers of Royal shall remain officers of LLI at the discretion of the Board of Directors of LLI.

     Section 3.8 Effective Date. The parties hereto hereby agree that the Effective Date of the transaction proposed herein shall be 11:50 P.M. Eastern Time on August 18, 2001, unless the parties agree otherwise, in writing.


                                   ARTICLE IV

                                SPECIAL COVENANTS

     Section 4.1 Access to Properties and Records. Royal and LLI will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Royal and LLI, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Royal and LLI, as the case may be, as the other shall from time to time prior to Closing reasonably request. In addition, Royal shall provide to LLI subsequent to Closing all information necessary to allow LLI to properly prepare and file all reports required to be filed pursuant to the Exchange Act, including all information concerning Royal's subsidiaries which existed prior to Closing.

     Section 4.2 Information for Royal Public Reports. LLI will furnish Royal with all information concerning LLI and the LLI Stockholders, including all financial statements, required for inclusion in any public report to be filed by Royal pursuant to the Securities Act, the Exchange Act, or any other applicable federal or state law. LLI covenants that all information so furnished to Royal, including the financial statements described in Section 1.4, shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading. Similarly, Royal will provide all information concerning its history and operations reasonably requested by LLI.

     Section 4.3 Special Covenants and Representations Regarding the Royal Common Shares to be Issued in the Exchange. The consummation of this Agreement, including the issuance of the Royal Common Shares to the stockholders of LLI as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the LLI stockholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, LLI shall cause to be delivered, and the LLI stockholders shall deliver to Royal, the investment letters referenced in Section 3.1.

     Section 4.4 Third Party Consents. Royal and LLI agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

     Section 4.5 Actions Prior to Closing.

          (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Royal or LLI Schedules or as permitted or contemplated by this Agreement, LLI will each use its best efforts to:

               (i) carry on its business in substantially the same manner as it has heretofore;

               (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

               (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

               (iv) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

               (v) maintain and preserve its business organization intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and

               (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities.

               (b) From and after the date of this Agreement until the Closing Date, neither Royal nor LLI will, without the prior consent of the other party:

               (i) except as otherwise specifically set forth herein, make any change in their respective certificates or articles of incorporation or bylaws;

               (ii) declare or pay any dividend on its outstanding shares of capital stock, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

               (iii) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers;

               (iv) grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any shares of its capital stock; or

               (v) purchase or redeem any shares of its capital stock, except as disclosed herein.

     Section 4.6 Indemnification.

     (a) LLI and its chief executive officer and director hereby agrees to indemnify Royal and each of the officers, agents and directors of Royal as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 18 months; and

     (b) Royal and its chief executive officer and director hereby agrees to indemnify LLI and each of the officers, agents, directors and current shareholders of LLI as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement and particularly the representation regarding no liabilities referred to in Section 2.4(b). The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 18 months.

                                    ARTICLE V

                       CONDITIONS PRECEDENT TO OBLIGATIONS
                                    OF ROYAL

     The   obligations  of  Royal  under  this  Agreement  are  subject  to  the satisfaction, at or before the Closing Date, of the following conditions:

     Section 5.1 Accuracy of Representations. The representations and warranties made by LLI in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and LLI shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by LLI prior to or at the Closing. Royal shall be furnished with a certificate, signed by a duly authorized officer of LLI and dated the Closing Date, to the foregoing effect.

     Section 5.2 Stockholder Approval. The stockholders of LLI shall have approved this Agreement and the transactions contemplated thereby as described in Section 4.1 if such approval is required by the laws of British Virgin Islands.

     Section 5.3 Officer's Certificate. Royal shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of LLI to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of LLI, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the LLI Schedules, by or against LLI which might result in any material adverse change in any of the assets, properties, business or operations of LLI.

     Section 5.4 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of LLI.

     Section 5.5 Other Items. Royal shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Royal may reasonably request.

                                   ARTICLE VI

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF LLI

     The   obligations   of  LLI  under  this   Agreement  are  subject  to  the
satisfaction, at or before the Closing Date (unless otherwise indicated herein), of the following conditions:


     Section 6.1 Accuracy of Representations. The representations and warranties made by Royal in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Royal shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Royal prior to or at the Closing. LLI shall have been furnished with a certificate, signed by a duly authorized executive officer of Royal and dated the Closing Date, to the foregoing effect.

     Section 6.2 Officer's Certificate. LLI shall be furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Royal to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Royal, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Royal Schedules, by or against Royal which might result in any material adverse change in any of the assets, properties, business or operations of Royal.

     Section 6.3 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Royal.

     Section 6.5 Compliance with Reporting Requirements. As of the Closing Date, Royal shall be current in, and in compliance with all requirements of, all filings required to be tendered to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

     Section 6.6 Forward Split and Shares Cancellation. Simultaneous with the Closing of this Agreement, the Board of Directors of Royal shall authorize a forward split of the Royal issued and outstanding Common Stock, whereby 2 shares of Common Stock shall be issued in exchange for every 1 share of Common Stock presently issued and outstanding, which forward split shall have an effective date of August 15, 2001. In addition, simultaneous with the Closing of this Agreement, Royal shall have received for cancellation an aggregate of 610,100 (pre-split) shares of its previously issued and outstanding common stock, currently owned by its officers and directors. As a result and on Closing Date, as defined herein, there will be no more than 779,800 common shares issued and outstanding. All issued and outstanding Royal Common Shares have been legally issued, fully paid and are nonassessable.

     Section 6.7 Name Change. Royal shall also approve the name change and shall propose such name change in the special meeting of the shareholders. Upon receiving the approval of the shareholders of Royal, it shall deliver to LLI an amendment to Royal's certificate of incorporation changing the company's name to "L & L Financial Holdings Inc." or such similar name at the discretion of LLI's Board of Directors.

     Section 6.8 No Liabilities. As of the Closing Date, as defined herein the Royal balance sheet and the notes thereto, shall reflect that Royal has: (i) no receivables; (ii) no accounts payable; (iii) except as stated herein or in the Royal Schedules, no liabilities, whether absolute, accrued, known or unknown, contingent or otherwise, whether due or to become due, including, without limitation, liabilities as guarantor under any guaranty or other governmental charges. In the event Royal is bound by or otherwise liable for any contract, lease or other agreement or any other liability at the date of Closing, Royal's existing "inside" officers and directors shall execute and deliver a binding Indemnification and Hold Harmless Agreement at Closing relevant to such obligations.

     Section 6.9 Other Items. LLI shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as LLI may reasonably request.



                                   ARTICLE VII

                                  MISCELLANEOUS

     Section 7.1 Brokers and Finders. Except as set forth in Schedule 7.1, each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person not listed in Schedule 7.1 for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

     Section 7.2 Law. Forum and Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada.

     Section 7.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:


If to Royal:               Royal Coronado Co. Ltd.
                           C/o Dickson Lee
                           26318 127th Ave. S.E.
                           Kent, WA 98031


If to LLI:                 L & L Investments Holdings Inc.
                           19th Floor, 114-12- Lockhart Rd.,
                           Wanchai, Hong Kong

With copies to:            Law Offices of Iwona Alami, Esq.
                           120 Newport Center Dr., Suite 200
                           Newport Beach, CA 92660


or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

     Section 7.4 Attorneys' Fees. The prevailing party in any proceeding brought to enforce or interpret any provision of this Agreement shall be entitled to recover its reasonable attorney's fees, costs and disbursements incurred in connection with such proceeding, including but not limited to the costs of experts, accountants and consultants and all other costs and services reasonably related to the proceeding, including those incurred in any bankruptcy or appeal, from the non-prevailing party or parties.


     Section 7.5 Confidentiality. Each party hereto agrees with the other parties that, unless and until the reorganization contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

     Section 7.6 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

     Section 7.7 Third Party Beneficiaries. This contract is solely between Royal and LLI and, except for the LLI shareholders or as otherwise specifically provided herein, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section 7.8 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

     Section 7.9 Survival; Termination. The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for three years.

     Section 7.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     Section 7.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     Section 7.12 Incorporation of Recitals. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

     Section 7.13 Expenses. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefor.

     Section 7.14 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

     Section 7.15 Benefit. This Agreement shall be binding upon and shall insure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

     Section 7.16 Public Announcements. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

     Section 7.17 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

     Section 7.18 Failure of Conditions; Termination. In the event any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

     Section 7.19 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

     Section 7.20 Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized of its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

     Section 7.21 Joint Preparation. This Agreement is to be deemed to have been prepared jointly by the parties hereto and any uncertainty or ambiguity existing herein, if any, shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm's length agreements.

     Section 7.22 Arbitration and Venue. Any controversy arising out of or relating to this Agreement or any modification or extension thereof, including any claim for damages and/or recission, shall be settled by arbitration in Nevada in accordance with the Commercial Arbitration Rules of the American Arbitration Association before one arbitrator. The arbitrator sitting in any such controversy shall have no power to alter or modify any express provisions of this Agreement or to render any award which by its terms effects any such alteration, or modification. The parties consent to the jurisdiction of the Superior Court of Nevada, and of the United States District Court for the state of Nevada for all purposes in connection with such arbitration including the entry of judgment on any award. The parties consent that any process or notice of motion or other application to either of said courts, and any paper in connection with arbitration, may be served by certified mail or the equivalent, return receipt requested, or by personal service or in such manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed, The parties further agree that arbitration proceedings must be instituted within one year after the claimed breach occurred, and that such failure to institute arbitration proceedings within such period shall constitute an absolute bar to the institution of any proceedings and a waiver of all claims. Each of the parties shall, subject to the award of the arbitrators, pay an equal share of the arbitrators' fees except the arbitrators shall have the power to award recovery of all costs (including the attorneys' fees, administrative fees, arbitrators' fees and court fees) to the prevailing party, as determined by the arbitrators. This section shall survive the termination of this Agreement.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

                                                Royal Coronado Co. Ltd.

ATTEST:

/s/ Ada LAU                                           /s/ Dickson V. LEE
_________________________                     By: ______________________________
Secretary or                                   Chief Executive Office & Chairman
Assistant Secretary


ATTEST:                                          L & L Investments Holdings Inc.

/s/ Kathy K.C. AU                                    /s/ Dickson V. LEE
____________________________                 By: _______________________________
   Kathy K.C. AU                                         Dickson V. LEE
Secretary or                                                      President
Assistant Secretary

                                   EXHIBIT "A"

                            FORM OF INVESTMENT LETTER

                                INVESTMENT LETTER


August 18, 2001


Royal Coronado Co. Ltd.

 Gentlemen:

The undersigned herewith deposits certificate(s) for shares of common stock of L & L Investments Holdings, Inc., ("LLI"), as described below (endorsed, or having executed stock powers attached) in acceptance of and subject to the terms and conditions of that certain Agreement and Plan of Reorganization (the "Agreement"), between LLI and Royal Coronado Co. Ltd. ("Royal" or the "Company"), dated August 18, 2001, receipt of which is hereby acknowledged, in exchange for shares of Common Stock of Royal (the "Exchange Shares"). If any condition precedent to the Agreement is not satisfied within the relevant time parameters established in the Agreement (or any extension thereof), the certificate(s) are to be returned to the undersigned.

     The undersigned hereby represents, warrants, covenants and agrees with you that, in connection with the undersigned's acceptance of the Exchange Shares and as of the date of this letter:

     1. The undersigned is aware that his, her or its acceptance of the Exchange Shares is irrevocable, absent an extension of the Expiration Date of any material change to any of the terms and conditions of the Agreement.

     2. The undersigned does hereby appoint, Dickson Lee, LLI' President ("Attorney") as its lawful attorney and agent with full power to execute the Agreement and any amendments to the Agreement which may be agreed to after the date hereof, which amendments would have been approved by the majority of the LLI shareholders, on behalf of the undersigned and further grants unto the Attorney, full power and authority to do and perform each and every act necessary to be done to complete the same, subject only to removal or substitution by the undersigned upon written notification to the Attorney of the foregoing.

     2. The undersigned warrants full authority to deposit all shares referred to above and that Royal will acquire a good and unencumbered title thereto.

     3. The undersigned has full power and authority to enter into this agreement and that this agreement constitutes a valid and legally binding obligation of the undersigned.

     4. By execution hereof, the undersigned hereby confirms that the Royal common stock to be received in exchange for LLI common stock (the "Securities"), will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. By execution hereof, the undersigned further represents the undersigned does not have any contract, undertaking, agreement or arrangement with any third party, with respect to any of the Securities.


     5. The undersigned understands that the Securities are being issued pursuant to available exemption thereto and have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws. The undersigned understands that no registration statement has been filed with the United States Securities and Exchange Commission nor with any other regulatory authority and that, as a result, any benefit which might normally accrue to a holder such as me by an impartial review of such a registration statement by the Securities and Exchange Commission or other regulatory authority will not be forthcoming. The undersigned understands that he/she/it cannot sell the Securities unless such sale is registered under the 1933 Act and applicable state securities laws or exemptions from such registration become available. In this connection the undersigned understands that the Company has advised the Transfer Agent for the Common Shares that the Securities are "restricted securities" under the 1933 Act and that they may not be transferred by the undersigned to any person without the prior consent of the Company, which consent of the Company will require an opinion of my counsel to the effect that, in the event the Securities are not registered under the 1933 Act, any transfer as may be proposed by the undersigned must be entitled to an exemption from the registration provisions of the 1933 Act. To this end, the undersigned acknowledges that a restrictive legend will be placed upon the certificate representing the Securities and that the Transfer Agent has been advised of such facts.

     6. The undersigned represents that it is experienced in evaluation and investing in securities of companies and acknowledges that he/she/it is able to fend for itself, can bear the economic risk of this investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.


     In Witness Whereof, the undersigned has duly executed this Investment Letter as of the date indicated hereon.

Dated: August 18, 2001


Very truly yours,

_______________________________
(signature)


_______________________________
(print name in full)

26318 127th Ave SE Kent WA 98031
_______________________________
(address)